EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Columbia Laboratories, Inc.
Livingston, NJ

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-75275, 333-125671, 333-132803, 333-140107,333-155530 and 333-169599) and Form S-8 (Nos. 333-34079,  333-63470, 333-116072, and 333-152008,) of Columbia Laboratories, Inc. of our report dated March 12, 2010, except for Note 1, as to which the date is December 28, 2010, relating to the consolidated financial statements, and our report dated March 12, 2010, except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is December 28, 2010, relating to the effectiveness of Columbia Laboratories, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K/A, Amendment No. 2. We also consent to the incorporation by reference of our report dated March 12, 2010 relating to the financial statement schedule, which appears in this Form 10-K/A, Amendment No. 2.

/s/ BDO USA, LLP
BDO USA, LLP
(formerly BDO Seidman, LLP)
Woodbridge, NJ
December 28, 2010